EXHIBIT 10.2

FOURTH AMENDMENT TO LEASE

THIS FOURTH AMENDMENT TO LEASE (this “Fourth Amendment”) is made as of July 9, 2010, by and between ARE-SAN FRANCISCO NO. 12, LLC, a Delaware limited liability company (“Landlord”), and EXELIXIS, INC., a Delaware corporation (“Tenant”).

RECITALS

A.    Landlord and Tenant entered into that certain Lease Agreement dated as of September 14, 2007, as amended by that certain First Amendment to Lease dated May 31, 2008, as further amended by that certain Second Amendment to Lease dated October 23, 2008, and as further amended by that certain Third Amendment to Lease dated as of October 24, 2008 (as amended, the “Lease”). Pursuant to the Lease, Tenant leases certain premises (“Premises”) in a building located at 249 East Grand Avenue, South San Francisco, California. The Premises are more particularly described in the Lease. Capitalized terms used herein without definition shall have the meanings defined for such terms in the Lease.

B.    Tenant is subleasing all of the third and fourth floors of the Premises (“Subleased Premises”) to Onyx Pharmaceuticals, Inc., a Delaware corporation (“Subtenant”), pursuant to the certain Sublease dated July 9, 2010, 2010 (“Sublease”).

C.    Landlord and Tenant desire, subject to the terms and conditions set forth below, to amend the Lease to, among other things, (i) delete any right of Tenant to maintain any signage at the Project, and (ii) delete Tenant’s right to extend the Base Term of the Lease.

NOW, THEREFORE, in consideration of the foregoing Recitals, which are incorporated herein by this reference, the mutual promises and conditions contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

1.	Signage. Notwithstanding anything to the contrary contained in the Lease, (i) commencing on the date of this Fourth Amendment, Tenant shall have no further right to maintain any signage at the Project including, without limitation, Tenant’s Signs, and (ii) within 15 days after the mutual execution and delivery of this Fourth Amendment by the parties, Tenant shall, at Tenant’s sole cost and expense, remove all of the Tenant’s Signs from the Project and repair all damage resulting from such removal.

2.	Adjustments to Rent. Commencing on the date that Subtenant commences paying full Base Rent (as defined in the Sublease) for the Subleased Premises and so long as Tenant is not in monetary Default under the Lease, Landlord agrees to reduce the monthly payments owed by Tenant to Landlord pursuant to Section 4(b)(i) of the Lease to $5,454.71 per month and pursuant to Section 4(b)(iii) of the Lease to $14,349.71 per month.

3.	Operating Expenses. Commencing on the Start Date (as defined in the Sublease) for the Subleased Premises and continuing during the Sublease Term (as defined in the Sublease) so long as Tenant is not monetary Default under the Lease, Landlord shall not include in Operating Expenses under the Lease any expense item that Landlord is not permitted to include in Operating Expenses under the direct lease between Landlord and Subtenant for the remainder of the Building (excluding the 3,008 square foot server room on the first floor of the Building) (the “Remainder Lease”). Nothing contained herein is intended to excuse Tenant from paying full Operating Expenses the under the Lease for the 3,008 square foot server room on the first floor of the Building.

4.	Right to Extend. Section 40 of the Lease is hereby deleted and of no further force or effect and Tenant has no further right to extend the Base Term of the Lease.

5.	Surrender. Tenant shall have no obligation to restore (i) any Alterations currently existing in the Premises as of the date hereof, (ii) the server room access alterations which are being undertaken by Tenant in connection with the Sublease, and (iii) any Alterations which Subtenant makes in the Subleased Premises with Landlord’s consent and subject to any conditions which Landlord is entitled to impose on the Subtenant in connection with such Alterations.

6.	Miscellaneous.

a.    This Fourth Amendment is the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous oral and written agreements and discussions. This Fourth Amendment may be amended only by an agreement in writing, signed by the parties hereto.

b.    This Fourth Amendment is binding upon and shall inure to the benefit of the parties hereto, their respective agents, employees, representatives, officers, directors, divisions, subsidiaries, affiliates, assigns, heirs, successors in interest and shareholders.

c.    This Fourth Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one and the same instrument. The signature page of any counterpart may be detached therefrom without impairing the legal effect of the signature(s) thereon provided such signature page is attached to any other counterpart identical thereto except having additional signature pages executed by other parties to this Fourth Amendment attached thereto.

d.    Except as amended and/or modified by this Fourth Amendment, the Lease is hereby ratified and confirmed and all other terms of the Lease shall remain in full force and effect, unaltered and unchanged by this Fourth Amendment. In the event of any conflict between the provisions of this Fourth Amendment and the provisions of the Lease, the provisions of this Fourth Amendment shall prevail. Whether or not specifically amended by this Fourth Amendment, all of the terms and provisions of the Lease are hereby amended to the extent necessary to give effect to the purpose and intent of this Fourth Amendment.

[Signatures are on the next page.]

IN WITNESS WHEREOF, the parties hereto have executed this Fourth Amendment as of the day and year first above written.

LANDLORD:	ARE-SAN FRANCISCO NO. 12, LLC,
a Delaware limited liability company.

	By:	ALEXANDRIA REAL ESTATE EQUITIES, L.P., a Delaware limited partnership, managing member

		By:	ARE-QRS CORP.,
a Maryland Corporation, general partner

			By:	/s/ Eric S. Johnson
			Its:	Vice President Real Estate Legal Affairs

TENANT:	EXELIXIS, INC., a Delaware corporation

	By:	/s/ Lupe M. Rivera
	Its:	Executive Vice President, Operations

3